EXHIBIT 99.1

ShoreTel Reports Financial Results for First Quarter Fiscal Year 2011

ShoreTel Marks New Fiscal Year With a Record Quarter With 31 Percent Year-Over-Year Revenue Growth and Strong Increase in Market Share

SUNNYVALE, Calif., Oct. 28, 2010 (GLOBE NEWSWIRE) -- ShoreTel® (Nasdaq:SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated Unified Communications (UC), today announced financial results for the first quarter of fiscal year 2011, which ended September 30, 2010.

For the first quarter of fiscal year 2011, revenue was $44.3 million, up five percent sequentially from the fourth quarter of fiscal 2010 and a 31 percent increase from the first quarter of fiscal year 2010. GAAP net loss was $(3.6) million, or $(0.08) per share, compared to a GAAP net loss of $(2.1) million, or $(0.05) per share, reported in the first quarter of fiscal year 2010. Excluding stock-based compensation expenses of $2.8 million, other charges and related tax adjustments, the non-GAAP net loss for the first quarter of fiscal year 2011 was $(0.2) million or $(0.00) per share, compared to a non-GAAP net loss of $(0.1) million or $(0.00) per share, reported in the first quarter of fiscal year 2010.

GAAP gross margin for the first quarter of fiscal year 2011 was a record 66.7 percent, compared with 64.1 percent during the same quarter last year. GAAP gross margin in the first quarter of fiscal year 2011 included $0.2 million in stock-based compensation expenses, compared to $0.1 million in the first quarter of fiscal year 2010. Non-GAAP gross margin, which excludes stock-based compensation expenses, was also a record 67.2 percent in the first quarter of fiscal year 2011, up from 66.8 percent in the prior quarter and 64.5 percent during the same quarter last year.

As of September 30, 2010, the company had $116.2 million in cash, cash equivalents and short-term investments. The company generated approximately $3 million in cash flow from operations during the quarter.

"ShoreTel continues to execute very effectively on its plan, delivering record revenues with national partners showing double-digit sequential growth in the quarter," said Don Girskis, interim chief executive officer of ShoreTel. "We were also very pleased to see a significant uptick in our new customers with the addition of more than 900 new customers in the quarter. Our success in the market was further illustrated by the fact that Synergy Research recently reported that ShoreTel has seen quarter-over-quarter market share gains in both the SMB and enterprise segments.

"Our recent acquisition of Agito Networks represents a key strategic investment for ShoreTel, allowing us to accelerate and expand our enterprise mobility strategy to deliver easy-to use, low-cost communications to an increasingly mobile workforce. We will tightly integrate this exciting technology into ShoreTel's core offering but we will also continue to support other brands of PBXs on a standalone basis as well."

Operational Highlights for the First Quarter of Fiscal Year 2011

Continued Market Share Growth

According to the Synergy Enterprise Voice Q2 2010 Worldwide Market Share Analysis, ShoreTel continues to gain market share worldwide and in the U.S. based on revenues from IP Telephony systems and IP Phones with a 20 percent quarter-over-quarter improvement. The report states that, "Over the past several quarters Synergy's research has identified ShoreTel as the leading vendor in the global SMB voice marketplace." The report adds that, "Although ShoreTel's initial strength was in the SMB market, the company has been encroaching upon the larger enterprise market. Every new enterprise win will add credibility in this area."

The report, which declared ShoreTel the fastest growing IP Telephony vendor worldwide based on revenue, noted that, "National partners, which are ATT, Qwest, Verizon, BlackBox and CDW, showed a solid 77 percent growth in volume fiscal year-over-year."

Sustained Customer Satisfaction

In September, ShoreTel was named the Best IP Telephony Provider in the Nemertes PilotHouse Awards – Top Providers, IP Telephony 2010 for the seventh consecutive year. Like last year, ShoreTel was again ranked first in every category –Technology, Customer Service and Value- against every competitor.

Enhanced Technology

During the quarter, ShoreTel announced new versions of its products, including ShoreTel 11 and ShoreTel Contact Center 6. ShoreTel 11, the latest version of ShoreTel's award-winning UC system, helps large businesses simplify system management, improve reliability, and lower communications costs, and gives on-the-go workers more choice of mobile devices. ShoreTel Contact Center 6 helps call centers enhance agent productivity and improve customer experience with brilliantly simple integration and scalability.

ShoreTel also released its online Total Cost of Ownership (TCO) tool, which analyzes the upfront acquisition costs, as well as management and support, for ShoreTel, legacy TDM systems and various competing UC vendors. Supported by the company's Lowest TCO Guarantee program, the ShoreTel TCO Tool demonstrates that eliminating complexity with ShoreTel's brilliantly simple solutions can reduce customers' TCO by 40 percent or more.

Additional Highlights

The company recently initiated a comprehensive marketing campaign to call attention to ShoreTel's "Anti-Complexity Movement," which encourages businesses to reject the unnecessary and costly complexity that has become the norm for many vendors in enterprise communications.

Business Outlook

The company is providing the following outlook for the quarter ending December 31, 2010:

  Revenue is expected to be in the range of $44.0 to $48.0 million.
  GAAP gross margins are expected to be in the range of 65 to 66 percent, including approximately $0.3 million in stock-based compensation expenses. Non-GAAP gross margins are expected to be in the range of 65.5 to 66.5 percent.
  GAAP operating expenses are expected to be in the range of $33.5 to $34.5 million, which includes approximately $2.5 million in stock-based compensation expenses. Non-GAAP operating expenses are expected to be in the range of $31.0 to $32.0 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash and other special charges that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses and other special charges and related tax adjustments in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for October 28, 2010

ShoreTel will host a corresponding conference call and live Webcast at 2:00 p.m. Pacific Daylight Time on October 28, 2010. To access the conference call, dial +1-877-584-6502 for the U.S. and Canada or +1-706-679-0430 for international callers and provide the operator with the conference identification number 15175582. The Webcast will be available live in the Investor Relations section of the company's corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Daylight Time on October 28, 2010 until 11:59 p.m. Eastern Daylight Time on November 4, 2010, by dialing +1-800-642-1687 or +1-706-645-9291 for callers outside the U.S. and Canada, and entering the conference identification number 15175582.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Donald Girskis relating to the ShoreTel's initiatives to increase its business and revenues, statements by third parties relating to ShoreTel's growth, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the global economic downturn, particularly in the United States, and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, including unforeseen delays and unknown defects, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our recently-completed acquisition, including technology and product integration risks, ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2010.

About ShoreTel, Inc.

ShoreTel, Inc. (Nasdaq:SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas, United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	Sept 30,	June 30,
	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$ 65,842	$ 68,426
Short-term investments	50,394	47,375
Accounts receivable - net	25,543	24,596
Inventories	10,533	9,954
Prepaid expenses and other current assets	4,457	8,125
Total current assets	156,769	158,476
Property and equipment - net	7,816	6,019
Other assets	5,910	6,226
Total assets	$ 170,495	$ 170,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 7,419	$ 7,868
Accrued liabilities and other	9,090	10,061
Accrued employee compensation	8,446	8,261
Deferred revenue	20,646	19,450
Total current liabilities	45,601	45,640

Long-term liabilities:
Long-term deferred revenue	9,958	9,269
Other long-term liabilities	1,362	1,346
Total liabilities	56,921	56,255

Stockholders' equity:

Common stock	225,435	222,682
Accumulated deficit	(111,861)	(108,216)
Total stockholders' equity	113,574	114,466

Total liabilities and stockholders' equity	$ 170,495	$ 170,721

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009

Revenue:
Product	$ 35,226	$ 26,843
Support and services	9,053	6,907
Total revenues	44,279	33,750
Cost of revenue
Product (1)	11,767	9,533
Support and services (1)	2,976	2,584
Total cost of revenue	14,743	12,117
Gross profit	29,536	21,633
Gross profit %	66.7%	64.1%

Operating expenses:
Research and development (1,2)	10,322	7,197
Sales and marketing (1)	17,203	12,017
General and administrative (1,3)	6,133	4,651
Total operating expenses	33,658	23,865
Loss from operations	(4,122)	(2,232)
Other income, net	587	128
Loss before provision for income taxes	(3,535)	(2,104)
Provision for income taxes	(110)	(22)
Net loss	$ (3,645)	$ (2,126)
Net loss per share available to common stockholders:
Basic	$ (0.08)	$ (0.05)
Diluted (4)	$ (0.08)	$ (0.05)

Shares used in computing net loss per share available to common stockholders:

Basic	45,444	44,385
Diluted (4)	45,444	44,385

(1) Includes stock-based compensation as follows:
Cost of product revenue	$ 35	$ 27
Cost of support and services revenue	200	111
Research and development	824	638
Sales and marketing	868	699
General and administrative	897	615
	$ 2,824	$ 2,090

(2) Includes restructuring benefit as follows:
Research and development	$ --	$ (27)

(3) Includes severance for Chief Executive Officer:
General and administration	$ 525	$ --

(4) Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009

GAAP gross profit	$ 29,536	$ 21,633
Stock-based compensation included in cost of revenue	235	138
Non-GAAP gross profit	$ 29,771	$ 21,771

GAAP gross profit %	66.7%	64.1%
Stock-based compensation included in cost of revenue	0.5%	0.4%
Non-GAAP gross profit %	67.2%	64.5%

Total GAAP operating expenses	$ 33,658	$ 23,865
Stock-based compensation included in operating expenses	(2,589)	(1,952)
Restructuring benefit included in operating expenses	--	27
Executive Severance	(525)	--
Total non-GAAP operating expenses	$ 30,544	$ 21,940

GAAP net loss available to stockholders:	$ (3,645)	$ (2,126)
Adjustments for non-GAAP items	3,349	2,063
Tax effect of non-GAAP adjustments	99	(28)
Non-GAAP net loss available to stockholders	$ (197)	$ (91)

GAAP diluted net loss per share (a):	$ (0.08)	$ (0.05)
Adjustments for non-GAAP items	0.08	0.05
Tax effect of non-GAAP adjustments	0.00	0.00
Non-GAAP diluted net loss per share (a):	$ (0.00)	$ (0.00)
Shares Used in Non-GAAP diluted per share calculation	45,444	44,385

(a) Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q2 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	December 31, 2010

	High	Low
GAAP gross profit %	66.0%	65.0%
Adjustments for stock-based compensation	0.5%	0.5%
Non-GAAP gross profit %	66.5%	65.5%

Total GAAP operating expenses	$ 34,500	$ 33,500
Adjustments for stock-based compensation	(2,500)	(2,500)
Total non-GAAP operating expenses	$ 32,000	$ 31,000
CONTACT:  ShoreTel
          Investor Contact:
          Tonya Chin
          408-962-2573
          tchin@shoretel.com